As filed with the Securities and Exchange Commission on May 19, 2004

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                SECURITIES AND UNITED STATES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                            FIRST HEALTH GROUP CORP.
             (Exact name of registrant as specified in its charter)

                               -------------------

DELAWARE                                                             36-3307583
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              3200 HIGHLAND AVENUE
                          DOWNERS GROVE, ILLINOIS 60515
                                 (630) 737-7900
                    (Address of principal executive offices)

                                 ---------------

               FIRST AMENDED AND RESTATED FIRST HEALTH GROUP CORP.
                        2001 DIRECTORS' STOCK OPTION PLAN
                            (full title of the plan)

                                 ---------------

                                                        Copy to:
SUSAN SMITH                                             CHRISTOPHER LUEKING
Vice President, Secretary and                           Latham & Watkins
General Counsel                                         Sears Tower, Suite 5800
First Health Group Corp.                                Chicago, Illinois 60606
3200 Highland Avenue                                    (312) 876-7700
Downers Grove, Illinois 60515                           Counsel to Registrant

                               -------------------

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of                   Amount to be          Proposed Maximum        Proposed Maximum       Amount of
Securities to be Registered              Registered (1)        Offering Price          Aggregate              Registration
                                                               Per Share (2)           Offering Price(2)      Fee
Common Stock, par value $.01 per share   1,500,000 shares      $15.00                  $22,500,000            $2,850.75

(1) The First Amended and Restated First Health Group Corp. 2001 Directors' Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 2,000,000 shares of common stock of First Health Group Corp. (the "Company") plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property of which 500,000 shares have already been registered on August 15, 2001 pursuant to Form S-8 Registration No. 333-67568. Only the 1,500,000 newly authorized shares under the Plan are being registered hereunder.

(2) Estimated solely for purposes of computing the registration fee for the 1,500,000 additional shares being registered hereunder. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed Maximum Offering Price Per Share is based on the average of the high and low trading prices of the Company's common stock on the NASDAQ National Market on May 17, 2004, which was $15.00 per share.

                           ---------------------------

Pursuant to Rule 429, the prospectus that is part of this Registration Statement also relates to Registration Statement No. 333-67568.

                                EXPLANATORY NOTE

      This Registration Statement covers 1,500,000 additional shares of our common stock reserved for issuance under the First Amended and Restated First Health Group Corp. 2001 Directors' Stock Option Plan (the "Plan"). Effective May 13, 2003, the Compensation Committee of our Board of Directors adopted an amendment and restatement of the Plan which increased the number of shares reserved for issuance thereunder by 1,500,000 shares. On August 15, 2001 we filed with the Securities and Exchange Commission (the "Commission") Form S-8 Registration Statement No. 333-67568 (the "2001 Prior Registration Statement"), covering an aggregate of 250,000 shares issuable under the Plan, which had increased to an aggregate of 500,000 shares after giving effect to stock splits. The contents of the 2001 Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein. The items below contain information required in this registration that was not included in the 2001 Prior Registration Statement

                                     PART I

ITEM 1. PLAN INFORMATION

      Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The documents listed below have been filed by the Company with the Commission and are incorporated in this Registration Statement by reference:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 12, 2004;

            b. The Company's Proxy Statement, filed on April 15, 2004;

            c. The Company's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2004, filed on May 10, 2004;

            d. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A (File No. 000-15846) pursuant to
      Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other reports or amendments to the foregoing filed with the SEC for the purpose of updating such description; and

            e. All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of our fiscal year ended December 31, 2004.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 8. EXHIBITS

      See EXHIBIT INDEX.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Downers Grove, state of Illinois, on this 14th day of May, 2004.

                                             FIRST HEALTH GROUP CORP.

                                             By:/s/ Edward L. Wristen
                                                -----------------------
                                                 Edward L. Wristen,
                                                 Chairman of the Board and Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Edward L. Wristen and Joseph E. Whitters each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                              TITLES                                 DATE
----------                              ------                                 ----
/s/ Edward L. Wristen                   President, and Chief                   May 14, 2004
-----------------------------           Executive Officer (Principal
     Edward L. Wristen                  Executive Officer)

                                                                               May 14, 2004
                                        Vice President,
/s/ William R. McManaman                Chief Financial Officer
-----------------------------           (Principal Financial and
William R. McManaman                    Accounting Officer)
                                                                               May 14, 2004
                 *                      Director
-----------------------------
 Michael J. Boskin, Ph.D.
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     Daniel  S. Brunner
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     Raul Cesan
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     Ronald H. Galowich
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     Harold S. Handelsman
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     Don Logan
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     William Mayer
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     David E. Simon
                                                                               May 14, 2004
                 *                      Director
-----------------------------
     James C. Smith

* By  /s/ Edward L. Wristen                                                     May 14, 2004
      ---------------------
          Attorney-in-Fact

FIRST HEALTH GROUP CORP.
EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
------            ----------------------
4.1               First Amended And Restated First Health Group Corp. 2001 Directors'
                  Stock Option Plan

4.2               First Amendment to First Amended And Restated First Health Group Corp.
                  2001 Directors' Stock Option Plan

5.1               Opinion and Consent of Latham & Watkins

23.1              Consent of Independent Auditors

23.2              Consent of Latham & Watkins (included in their opinion filed as Exhibit
                  5.1)

24                Power of Attorney (included in the signature page to the Registration
                  Statement)